UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2017

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert F. Hull, Jr. to Retire as Chief Financial Officer

On January 17, 2017, Lowe’s Companies, Inc. (the “Company”) announced that Robert F. Hull, Jr. will be retiring as the Company’s Chief Financial Officer, effective March 3, 2017. Mr. Hull will remain employed with the Company in an advisory capacity to support the transition to his successor through April 1, 2017. There has been no change to Mr. Hull’s compensation or the other terms of his employment in connection with this transition.

Appointment of Marshall A. Croom as Chief Financial Officer

On January 17, 2017, the Company also announced that Marshall A. Croom, 56, has been appointed to serve as the Company’s Chief Financial Officer, effective March 3, 2017. He will perform the services and duties that are normally and customarily associated with the Chief Financial Officer position as well as other associated duties as the Company’s board of directors reasonably determines. Mr. Croom will report directly to Robert A. Niblock, the Company’s Chairman, President and Chief Executive Officer.

Mr. Croom has been the Company’s Chief Risk Officer since 2009, and in that capacity has been responsible for providing oversight and direction for the management of all material risks across the Company, including enterprise risk management, workers compensation, internal audit, data management, quality assurance and information security. Mr. Croom joined the Company in 1997, following an 11-year career with Ernst & Young, and prior to serving as Chief Risk Officer, most recently served as Senior Vice President of Merchandising and Store Support. His prior Lowe’s experience also includes Senior Vice President of Finance, Treasurer and Assistant Treasurer. He received a bachelor’s degree in accounting from Appalachian State University.

In connection with his appointment, Mr. Croom will receive an annual base salary of $675,000 and will be eligible for an annual cash-based, short-term incentive for fiscal 2017 with a target incentive opportunity of 90% of his base salary. Subject to his continued employment, in fiscal 2017 he will be granted equity-based awards under the Company’s Long-Term Incentive Plan having a value of 300% of his base salary and on other terms consistent with the awards granted to the Company’s other executive officers. Mr. Croom will continue to be an “at-will” employee of the Company and will have no specified term as Chief Financial Officer. He also will be eligible for benefits available to executive officers generally, as outlined in the Company’s proxy statement filed on April 11, 2016.

There are no family relationships between any of the Company’s directors or officers and Mr. Croom that are required to be disclosed under Item 401(d) of Regulation S-K.

There are no other arrangements or understandings between Mr. Croom and any other person pursuant to which Mr. Croom was appointed as Chief Financial Officer. Mr. Croom has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing these changes is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated January 17, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: January 17, 2017	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 17, 2017